SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 20, 2004

APPLIED EXTRUSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19188	51-0295865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Read’s Way
New Castle, Delaware 19720

(Address of principal executive offices, including zip code)

(302) 326-5500

(Registrant’s telephone number, including area code)

Item 5. OTHER EVENTS

On July 20, 2004, Applied Extrusion Technologies, Inc. (the “Company”) issued a press release announcing that it had received notice from the NASDAQ Listing Qualifications Staff that the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5).  A copy of the press release dated July 20, 2004 is attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED EXTRUSION TECHNOLOGIES, INC.

	By:	/s/ BRIAN P. CRESCENZO
		Name:	Brian P. Crescenzo
		Title:	Vice President, Secretary and Chief Financial Officer
Date: July 22, 2004

EXHIBIT INDEX

Exhibit 99.1                          Press Release dated July 20, 2004